Exhibit 10.3

EXECUTION COPY

JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Joinder”) is made as of January 29, 2010 by and between:

TOPS PT, LLC, a New York limited liability company (the “New Borrower”), with its principal executive offices at 6363 Main Street, Williamsville, New York 14221; and

BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H :

A.            Reference is made to a certain Credit Agreement, dated as of October 9, 2009 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), by and among (i) Tops Markets, LLC, a New York limited liability company, for itself and as agent (in such capacity, the “Lead Borrower”) for the other Borrowers from time to time party thereto (individually, an “Existing Borrower” and, collectively with the Lead Borrower, the “Existing Borrowers”), (ii) the Existing Borrowers, (iii) the Guarantors from time to time party thereto (the “Existing Guarantors”), (iv) the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), and (v) Bank of America, N.A, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer.  All capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned to such terms in the Credit Agreement.

B.            The New Borrower desires to become a party to, and be bound by the terms of, the Credit Agreement and the other Loan Documents in the same capacity and to the same extent as the Existing Borrowers thereunder.

C.            Pursuant to the terms of the Credit Agreement, in order for the New Borrower to become a party to the Credit Agreement and the other Loan Documents as provided herein, the New Borrower and the Existing Borrowers and Existing Guarantors are required to execute this Joinder.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                       Joinder and Assumption of Obligations.  Effective as of the date of this Joinder, the New Borrower hereby acknowledges that the New Borrower has received and reviewed a copy of the Credit Agreement and the other Loan Documents, and hereby:

(a)                                  joins in the execution of, and becomes a party to, the Credit Agreement and the other Loan Documents as a Borrower thereunder, as indicated with its signature below;

(b)                                 covenants and agrees to be bound by all covenants, agreements, liabilities and acknowledgments of a Borrower under the Credit Agreement and the other Loan Documents as of the date hereof (other than covenants, agreements, liabilities and acknowledgments that relate solely to an earlier date), in each case, with the same force and effect as if such New Borrower was a signatory to the Credit Agreement and the other Loan Documents and was expressly named as a Borrower therein;

(c)                                  makes all representations, warranties, and other statements of a Borrower under the Credit Agreement and the other Loan Documents, as of the date hereof (other than representations, warranties and other statements that relate solely to an earlier date), in each case, with the same force and effect as if such New Borrower was a signatory to the Credit Agreement and the other Loan Documents and was expressly named as a Borrower therein; and

(d)                                 assumes and agrees to perform all applicable duties and Obligations of a Borrower under the Credit Agreement and the other Loan Documents.

2.                                       Grant of Security Interest.  To secure the prompt and complete payment, performance and observance of all of the Obligations and all renewals, extensions, restructurings and refinancings thereof, the New Borrower hereby grants, mortgages, pledges and hypothecates to the Collateral Agent, for the benefit of the Collateral Agent and the Credit Parties, a Lien upon all of its right, title and interest in, to and under the Collateral.

3.                                       Supplemental Schedules.  To the extent that any changes in any representations, warranties, and covenants require any amendments to the schedules to the Credit Agreement or any of the other Loan Documents, such schedules are hereby updated, as evidenced by the supplemental schedules (if any) annexed to this Joinder.

4.                                       Ratification of Loan Documents.  Except as specifically amended by this Joinder and the other documents executed and delivered in connection herewith, all of the terms and conditions of the Credit Agreement and of the other Loan Documents shall remain in full force and effect as in effect prior to the date hereof, without releasing any Loan Party thereunder or Collateral therefor.

5.                                       Conditions Precedent to Effectiveness.  This Joinder shall not be effective until each of the following conditions precedent has been fulfilled to the reasonable satisfaction of the Administrative Agent:

(a)                                  This Joinder shall have been duly executed and delivered by the respective parties hereto, and shall be in full force and effect.

(b)                                 All action on the part of the New Borrower and the other Loan Parties necessary for the valid execution, delivery and performance by the New Borrower and the other Loan Parties of this Joinder and all other documentation, instruments, and agreements to be executed in connection herewith shall have been duly and effectively taken and evidence thereof reasonably satisfactory to the Administrative Agent shall have been provided to the Administrative Agent.

(c)                                  The New Borrower shall have delivered the following to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent:

(i)                                     Certificate of Legal Existence and Good Standing (or its equivalent, as applicable) issued by the Secretary of the State of its incorporation or organization.

(ii)                                  A certificate of an authorized officer of the due adoption, continued effectiveness, and setting forth the text, of each corporate resolution adopted in connection with the assumption of obligations under the Credit Agreement and the other Loan Documents, and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents, together with true and accurate copies of all Organization Documents.

(iii)                               Such other documents and agreements as the Administrative Agent or the Collateral Agent may reasonably require to accomplish the purposes hereof.

(d)                                 Upon the request of the Administrative Agent in its sole discretion, the Administrative Agent shall have received a written legal opinion of the New Borrower’s counsel, addressed to the Administrative Agent, the Collateral Agent and the other Credit Parties, covering such matters relating to the New Borrower, the Loan Documents and/or the transactions contemplated hereby as the Administrative Agent may reasonably request.

(e)                                  The Collateral Agent shall have received all documents and instruments, including UCC financing statements and Blocked Account Agreements, required by Law or reasonably requested by the Administrative Agent or the Collateral Agent to create or perfect the Lien intended to be created under the Security Documents and all such documents and instruments shall have been so filed, registered or recorded to the satisfaction of the Administrative Agent; provided that, with respect to any Blocked Account Agreement required to be delivered by the New Borrower under the Loan Agreement, the New Borrower shall, within thirty (30) days after the date hereof (or such longer period of time as may be agreed to by the Administrative Agent in its reasonable discretion), deliver or cause to be delivered to the Collateral Agent any such Blocked Account Agreement.

(f)                                    All reasonable fees and Credit Party Expenses incurred by the Agents and the other Credit Parties in connection with the preparation and negotiation of this Joinder and related documents (including, without limitation, the reasonable fees and expenses of counsel to the Agents in connection with the preparation, negotiation, execution and delivery of this Joinder and the other documents, instruments and agreements required pursuant to this Section 5) shall have been paid in full by the New Borrower.

6.                                       Miscellaneous.

(a)                                  This Joinder may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.  Delivery of an executed signature page of this Joinder by facsimile or other electronic transmission shall be binding on the parties hereto as if the original of such facsimile or other electronic transmission had been delivered.

(b)                                 This Joinder expresses the entire understanding of the parties with respect to the transactions contemplated hereby.  No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(c)                                  Any determination that any provision of this Joinder or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Joinder.

(d)                                 To the extent not paid by the New Borrower pursuant to Section 5(f) above, the Existing Borrowers and Existing Guarantors shall, within ten (10) days after demand therefor, pay all reasonable fees and other Credit Party Expenses of the

Agents and the other Credit Parties required to be paid by the New Borrower pursuant to Section 5(f) above.

(e)                                  The New Borrower warrants and represents that the New Borrower is not relying on any representations or warranties of the Administrative Agent, the Collateral Agent or the other Credit Parties or their counsel in entering into this Joinder.

(f)                                    THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Joinder to be duly executed and delivered by its proper and duly authorized officer as of the date set forth below.

NEW BORROWER:

TOPS PT, LLC

By: TOPS MARKETS, LLC, as sole member

By:	/s/ Frank Curci
Name:	Frank Curci
Title:	President and Chief Executive Officer

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.

By:	/s/ Roger Malouf
Name:	Roger Malouf
Title:	Vice President

COLLATERAL AGENT:

BANK OF AMERICA, N.A.

By:	/s/ Roger Malouf
Name:	Roger Malouf
Title:	Vice President

Signature Page

Tops PT Joinder Agreement

Acknowledged and Agreed:

EXISTING BORROWERS:

TOPS MARKETS, LLC

By:	/s/ Frank Curci
Name:	Frank Curci
Title:	Chief Executive Officer

EXISTING GUARANTORS:

TOPS HOLDING CORPORATION

By:	/s/ Eric Kanter
Name:	Eric Kanter
Title:	Vice President and Treasurer

TOPS GIFT CARD COMPANY, LLC

By:	/s/ Frank Curci
Name:	Frank Curci
Title:	Chief Executive Officer

Signature Page

Tops PT Joinder Agreement